EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            PREMIUM ENTERPRISES, INC

KNOW ALL MEN BY THESE PRESENTS:

       THAT I, the undersigned, Jay W. Enyart, P.O. Box 5560 Denver, Colorado 80217, desiring to form a corporation under the laws of the state of Colorado, do hereby make, execute, acknowledge this certification in writing of my intention to form body corporate under said laws and declare:

                                   ARTICLE ONE

                                      NAME

       The corporate name of the corporation shall be PREMIUM ENTERPRISES, INC.

                                   ARTICLE TWO

                                     PURPOSE

        The purpose for which this corporation is organized is the transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

                                  ARTICLE THREE

                                    DURATION

       This corporation shall have perpetual existence.

                                  ARTICLE FOUR

                                  CAPITAL STOCK

      The amount of authorized capital stock of this corporation is 2,000,000,000 shares of common stock, each share having no par value and 1,000,000,000 of preferred stock, each share having $.01 par value. All shares when issued shall be fully paid and non-assessable, the private property of shareholders and shall not be liable for corporate debts.

                                  ARTICLE FIVE

                             RIGHTS OF SHAREHOLDERS

      The rights and privileges relating to the shares of capital stock named in Article Four hereof shall be as follows:


      5-1. No holder of any shares of any class of the corporation shall, as such, have any preemptive right to purchase or to subscribe for any shares of the capital stock or any other securities of the corporation which it may issue or sell, whether out of the number of shares authorized by the Articles of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the capital stock of the corporation acquired by It after the issue thereof, nor shall any holder of any such shares of any class, as such, have any right to purchase or Subscribe for any obligation: which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation, or to which shall be attached or appertain any warrant or warrants or any instrument or instruments that shall confer upon the owner of such obligation, warrant or instrument the right to subscribe for or to purchase from the corporation any shares of any class of its capital stock.

      5-2. Each share of common stock shall be entitled to one vote either in person or by proxy at all shareholders' meeting. Cumulative voting shall not be allowed in the election of directors.

      5-3 All outstanding shares of common stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and at such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

      5-4 The Board of Directors: of the Corporation shall have the authority to divide the shares of preferred stock into series and, within the limitations provided by law, to fix and determine the relative rights and preferences of the shares of any series.

      5-5 The Board of Directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be treated by provisions in the Bylaws of the corporation or in the minutes of any properly convened meeting of the Board of Directors, provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.

                                   ARTICLE SIX

                                    DIRECTORS

       The affairs of the corporation shall be governed by a Board of Directors who shall be elected. In accordance with the Bylaws of the Corporation, the number of directors shall be not less than three (3) nor more than nine (9) as fixed by or in the article provided in the ByIaws provided, however, that there never only as many directors as there are shareholders in the outstanding shares held of record by fewer than three (3) shareholders. The organization and conduct of the Board shall be in accordance with the following:

       6-1 The names and addresses of the members of the Board of' Directors, who shall hold office until the first actual meeting of the shareholders of the corporation, or until successors shall have been elected and qualified, are:

                            Robert Patterson
                            3321 Camden Drive
                            Longmont, Colorado 80501

                            Ronald D. Morrow
                            1860 Industrial Circle. Unit B
                            Longmont, Colorado 80501

                            Luther Rasmussen
                            3145 Lakeview Circle
                            Longmont Colorado 80501

      6-2 Directors of the corporation need not be residents of Colorado nor holders of shares of the corporation's capital stock.

      6-3. Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notification prescribed by the ByLaws of the corporation. Attendance of a director at a meeting shall constitute a waiver by holding notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting.

      6-4 A majority of the number of directors at any time of the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors at a meeting at which a quorum is present to be the act of the Board of Directors.

      6-5 By resolution adopted by a majority of the number of directors at any time constituting the Board of Directors, the Board of Directors may designate two or more director to be on an executive committee which shall have and may exercise to the extent permitted by law or in such resolution all the authority of the Board of Directors in the management of the corporation, provided, however, that such delegation of a person thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or by law.

      6-6 Any vacancy in the Board of Directors, however, may be filled by the affirmative vote of a majority of remaining directors, though less than a quorum of the Directors. A director elected to fill a vacancy shall be for the unexpired term of his predecessor in office.

                                  ARTICLE SEVEN

                                PLACE OF BUSINESS

      The principal office and the principal place of business of the corporation initially shall be located in the County of Boulder, State of Colorado. The Board of Directors may from time to time add such other offices, branches and subsidiaries or divisions in such other place or places with or without the State of Colorado as it deems advisable. The address of the corporation's initial registered office in Colorado for the purposes of the Colorado Corporation Code as amended will be

                            3145 Lakeview Circle
                            Longmont, Colorado 80501

      The name of the corporation's initial registered agent at the address of the aforesaid office for purposes of the Code shall be: Luther Rasmussen.

                                    ARTICLE 8

                                    OFFICERS

      The officers of the corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the ByLaws of the corporation. Such other officers, assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors or chosen in another manner as may be prescribed by the Bylaws. Any two elected offices may be held by the same person except the office of the President and Secretary.

                                  ARTICLE NINE

                                     BYLAWS

      The Board of Directors shall have the power to change and adopt Bylaws for the government of the corporation not important with the laws of the State of Colorado for the purpose of regulating and carry on the business of the corporation with the hope of its objects and purposes: and the Board of Directors from time to time may change, alter or amend the same as may be beneficial to the interests of the corporation except as otherwise specifically provided within.

                                   ARTICLE TEN

                            MEETINGS OF SHAREHOLDERS

      Meetings of shareholders of the corporation shall be held in such place within or without the State of Colorado and at such time as mat be prescribed in the Bylaws of the corporation. Special meetings of the shareholders of the corporation may be called by the president of the corporation, the Board of Directors and by the record holder or holders of at least 33-1/3% of all shares entitled to vote at the meeting. At the meeting, the shareholders, except to the extent otherwise provided by the ByLaws or by law, a quorum shall consist of not less than half of the shares entitled to vote at the meeting and, a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat share the act of the shareholders, unless the vote of a greater number of voting by classes is required by law.

                                 ARTICLE ELEVEN

                                 SALE OF ASSETS

      Whenever the Board of Directors at any meeting thereof have majority vote of the whole Board, determines that it is in the best interests of the corporation, the corporation may sell, lease, exchange, or convey all of its property and asset including its goodwill and its corporate franchises. Upon terms and condition as the Board may reach and deem expedient, provided, however, that the sale or exchange of all or substantially all of the property and assets of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the capital stock then issued and outstanding, such vote to be taken at a meeting of shareholders duly called for that purpose as provided by the Colorado Corporation Code.

                                 ARTICLE TWELVE

                        INTEREST OF DIRECTORS IN CONTRACT

      Any contract or other transaction between the corporation and one or more of its directors, between the corporation and any firm in which one or more of its directors are members or employees and in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers employees, or in which they are interested, shall be valid for the purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation, which acts upon or in reference to such contract or transaction and notwithstanding his or their participation in such action, such contract or transaction was fair as to the corporation if the material facts of such interest shall be disclosed and known to the Board of Directors, and the Board of Directors shall nevertheless, in good faith, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Board of Directors present, such interested director or directors to be counted in determining whether a quorum is present but to be counted in calculating the majority necessary to carry the vote. This article shall not be construed to invalidate a contract or other transaction, which would otherwise be under the common and statutory law applicable thereto.

                                ARTICLE THIRTEEN

                          INDEMNIFICATION OF DIRECTORS

      The corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent that and under the circumstances wherefore the Colorado Corporation Code permits indemnification of directors. The corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary of agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against expenses (including attorney fees) actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent that and under the circumstances wherefore the Colorado Corporation Code permits indemnification of directors.

Any indemnification under this Article (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee, fiduciary of agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the Colorado Corporation Code with respect to indemnification of directors. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist two or more directors who were not parties to the action, suit or proceeding, except that directors who were parties to such action, suit or proceeding may participate in the designation of directors for the committee. If such quorum is not obtainable or such committee cannot be established under (1) and (2) above, or even if a quorum is obtainable or a committee is designated if such quorum or committee so directs, such determination shall be made (1) by independent legal counsel selected by vote of the Board of Directors or such committee in the manner specified in (1) or (2) (as the case may be) or, if a quorum cannot be obtained and such a committee cannot be established by independent legal counsel selected by a majority vote of the full Board of Directors, or (2) by the shareholders. Authorization of indemnification and evaluation as to reasonableness of expense shall be made in the same manner as the determination that indemnification is proper is made; except that, if the determination that indemnification is proper is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

       The foregoing right of indemnification shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                ARTICLE FOURTEEN

                             LIMITATION ON PERSONAL

                       LIABILITY OF OFFICERS AND DIRECTORS

      14-1. Except as provided elsewhere in this Section 14-1 any person who is or was a director of the corporation shall be personally liable to the corporation or to the shareholders for monetary damages for breach of fiduciary duty as a director.

       A person who is or was a director of the corporation shall be personally liable to the corporation or to the shareholders for monetary damages for any breach of such director's duty or loyalty to the corporation or to the shareholders, any error or omission not in good faith or which involves intentional misconduct of a knowing violation of the law, any act specified in
Section 7-5-114 of the Colorado Revised Statutes, or any action from which such director derived an improper personal benefit. 14-2. No officer of director shall be personally liable for any injury to person or property arising out of a tort controlled by an employee of the corporation unless such officer or director was personally involved in the situation giving rise to the allegation or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence does not restrict other common law protections and rights that an officer or director may have.
14-3. The limitations on personal liability in this Section fourteen shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such director or officer.

                                 ARTICLE FIFTEEN

                     AMENDMENT OF ARTICLES OF INCORPORATION

       The Corporation expressly reserves the right to amend the Articles of Incorporation and to alter, change, or repeal any provision contained herein in any manner now or hereafter permitted or provided by the Colorado Corporation Code, and the rights of all shareholders are expressly made subject to this power of amendment.

                                 ARTICLE SIXTEEN

                           REDUCED VOTING REQUIREMENTS

       When, with respect to any action to be taken by the shareholders of the corporation, the Colorado Corporation Code requires the vote or concurrence of two-thirds of the outstanding shares entitled to vote thereon, or of any series or class that such action shall be taken by the vote or concurrence of a majority of such shares or series or class thereof.

       IN WITNESS WHEREOF, I have hereunto set my hand and seal this ______ day of September, 1987.



                                                   -----------------------------
                                                           Jay W. Enyart